Exhibit 11

            Statement Regarding Computation of Per Share Earnings

                                                Nine Months        Nine Months
                                                   Ended              Ended
                                                September 30,      September 30,
                                                   1997               1998
                                                -----------        ------------

Earnings (loss) before extraordinary item          $(27,019)            $20,765
Extraordinary item                                   (9,552)                  -
                                                 ----------          ----------
Net earnings (loss)                                $(36,571)            $20,765
                                                 ==========          ==========

Basic earnings (loss) per common share:
    Earnings (loss) before extraordinary item        $(0.88)              $0.54
    Extraordinary item                                (0.31)                  -
                                                 ----------          ----------
    Net earnings (loss)                              $(1.19)              $0.54
                                                 ==========          ==========
    Weighted average number of common shares     30,686,189          38,342,651

Diluted earnings (loss) per common share:
    Earnings (loss) before extraordinary item        $(0.88)              $0.51
    Extraordinary item                                (0.31)                  -
                                                 ----------          ----------
    Net earnings (loss)                              $(1.19)              $0.51
                                                 ==========          ==========
    Weighted average number of common shares     30,686,189          40,619,050


Calculation of basic weighted average number of common shares (a):

    For the nine months ended September 30, 1997 and 1998

      Weighted average shares for Q1             30,686,065          38,336,014
      Weighted average shares for Q2             30,702,367          38,336,014
      Weighted average shares for Q3             30,670,134          38,355,926
                                                 ----------          ----------
      Weighted average shares for the
         nine months ended September 30,
         1997 and 1998                           30,686,189          38,342,651
                                                 ==========          ==========

Calculation of diluted weighted average number of common shares (a):

    For the nine months ended September 30, 1997 and 1998

      Weighted average shares for Q1              30,686,065         40,600,109
      Weighted average shares for Q2              30,702,367         40,640,516
      Weighted average shares for Q3              30,670,134         40,616,526
                                                  ----------         ----------
      Weighted average shares for the
         nine months ended September 30,
         1997 and 1998                            30,686,189         40,619,050
                                                  ==========         ==========


(a) The calculation of the weighted average number of common shares for the 1997 periods assumes that the previously existing Class A, B and C common shares have been converted into the Company's common stock in connection with the reorganization of the Company as described in Note 10 to the consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.